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                                                 EXHIBIT 21

                               ACME METALS INCORPORATED
                                  SUBSIDIARY LISTING
                                 AS OF MARCH 4, 1996
                              -------------------------



SUBSIDIARY NAME, D/B/A,         STATE OR COUNTRY OF
AND ITS SUBSIDIARIES              INCORPORATION        TYPE OF BUSINESS
-------------------------       -------------------    --------------------

ACME STEEL COMPANY                   Delaware          Integrated steel producer

  Alabama Metallurgical              Washington        Inactive
  Corporation



ACME PACKAGING CORPORATION           Delaware          Manufacture and sale of
(d/b/a Acme Steel Packaging                            steel strapping and
Corporation State of California)                       related tools


(d/b/a RAPZ Strapping Products,
State of Illinois and town of
New Britain, Connecticut)

   Acme Steel Company                Barbados          Foreign trading company
   International, Inc.


ALPHA TUBE CORPORATION               Delaware          Manufacture and sale of
                                                       welded carbon steel
                                                       tubing


Alta Slitting Corporation            Delaware          Slitting and processing
                                                       of steelproducts


UNIVERSAL TOOL & STAMPING            Indiana           Manufacture and sale of
COMPANY, INC.                                          auto and truck jacks